Exhibit 10.1
SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT
     This Second Amendment to Credit and Security Agreement (“Amendment”) is made as of this 6th day of November, 2007, by and among OREXIGEN THERAPEUTICS, INC., a Delaware corporation (the “Borrower”), those financial institutions listed on the signature pages hereto as the “Lenders” party to the Credit Agreement referenced below and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as “Administrative Agent” under the Credit Agreement referenced below.
BACKGROUND
     A. Borrower, Lenders and Administrative Agent are party to that certain Credit and Security Agreement dated as of December 15, 2006 (as it may heretofore have been and may hereafter be amended, modified, extended, supplemented, restated or replaced, the “Credit Agreement”) among Borrower and any other persons from time to time party thereto as a “Borrower”, Lenders and any other financial institutions or other entities from time to time party thereto as “Lenders” and Administrative Agent. All capitalized terms used herein and not defined herein shall have the meaning ascribed to such term in the Credit Agreement. Pursuant to the Credit Agreement, Lenders extended a certain Term Loan to Borrowers as more particularly described therein. The Credit Agreement, all Financing Documents and all instruments, documents, and agreements related thereto or executed in connection therewith, together with all amendments, restatements, modifications, extensions, consolidations and substitutions, are sometimes referred to herein collectively as the “Existing Loan Documents.”
     B. Borrower has requested that Lenders agree to certain modifications and amendments to the provisions of the Credit Agreement, including among other things an increase in the total amount available for advances under the Term Loan, and Lenders have agreed to grant such requests on and subject to the conditions and terms provided for in this Amendment.
     NOW THEREFORE, with the foregoing Background deemed incorporated by reference in this Amendment and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:
     1. AMENDMENTS.
          (a) Term Loan Increase. As of the date hereof, immediately prior to giving effect to this Amendment, Borrower has requested and received advance(s) under the Term Loan totaling $10,000,000 and the total amount available for additional advances under the Term Loan pursuant to the Term Loan Commitment of $17,000,000 hereof is $7,000,0000. Upon the effectiveness of this Amendment, Administrative Agent and Lenders shall reset the Term Loan by making available to Borrower additional availability for advances under the Term Loan in the principal amount of $8,000,000 (the “Term Loan Increase”) and thereby increasing the total Term Loan Commitment from $17,000,000 to $25,000,000 and increasing the total amount available for additional advances under the Term Loan from $7,000,000 to $15,000,000 (the “Unfunded Term Loan Balance”). The outstanding principal balance of the Term Loan as of the date hereof is $8,055,555.54 (“Existing Funded Term Loan”). Subject to the terms and conditions of the Credit Agreement, Borrower may request that advances under the Term Loan be made to Borrower in respect of the Unfunded Term Loan Balance only as follows: (i) Borrower shall be obligated to request an advance of $8,000,000 of the Unfunded Term Loan Balance to be made on or before December 31, 2007 (“First Tranche”) and (ii) Borrower may request an advance of $7,000,000 (subject to reduction in accordance with the following proviso) to be made at any time concurrently with or after the making of the First Tranche but not later than December 31, 2008 (the “Second Tranche”); provided that the total amount available to Borrower to be borrowed under the Second Tranche (and the corresponding amounts of the Term Loan Commitment and the Unfunded Term Loan Balance) shall be reduced by $6,481.48 per day commencing on July 1, 2008. Notwithstanding anything to the contrary contained in Credit Agreement, no advances under the Term Loan shall be made after December 31, 2008, and any portion of the Term Loan Commitment not funded as of the close of business on December 31, 2008 shall thereupon automatically be terminated and the Term Loan Commitment Amount of each Lender as of such date shall be reduced by such Lender’s Pro Rata Share of such total reduction in the Term Loan Commitment. Without limiting the generality of anything contained in Section 2.1(a)(i) of the Credit Agreement, each Lender’s obligation to fund the First Tranche and the Second Tranche shall be limited to such Lender’s Term Loan Commitment Percentage of each such advance, and no Lender shall have any obligation to fund any portion of either the First Tranche or the Second Tranche required to be funded by any other Lender, but not so funded.
          (b) New Definitions. The following new definition shall be added to Section 1.1 of the Credit Agreement in the appropriate alphabetical place:
“Second Amendment” means that certain Second Amendment dated as of November 6, 2007 by and among Borrowers, Administrative Agent and Lenders.
          (c) Amended Definitions.
               (i) The following definitions contained in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:
“Commitment Expiry Date” means the earlier of (a) the date that is thirty-six (36) months after the first day of the first full calendar month following the last funding of any portion of the Term Loan or (b) July 1, 2011.
“Permitted Indebtedness” means: (a) Borrowers’ Debt to Administrative Agent and each Lender under this Agreement and the other Financing Documents; (b) Debt incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business; (c) purchase money Debt not to exceed $100,000 at any time (whether in the form of a loan or a lease) used solely to acquire equipment used in the Ordinary Course of Business and secured only by such equipment; (d) Debt existing on the date of this Agreement and described on Schedule 5.1 (but not including any refinancings, extensions, increases or amendments to such Debt other than extensions of the maturity thereof without any other change in terms); (e) Debt owing from Principal Borrower to Silicon Valley Bank consisting of reimbursement obligations for one or more letters of credit with a combined outstanding undrawn face amount not to exceed $1,000,000 in the aggregate at any time issued by Silicon Valley Bank for the account of Principal Borrower in favor of the landlord for Primary Borrower’s lease of office space located at 3344 North Torrey Pines Court, San Diego, California 92037; (f) additional Debt owing from Principal Borrower to Silicon Valley Bank consisting of reimbursement obligations for additional letter(s) of credit and other cash management obligations not to exceed $250,000 at any one time; and (g) trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business.
“Term Loan Commitment” means the sum of each Lender’s Term Loan Commitment Amount, which is equal to $25,000,000.
               (ii) The definition of Permitted Liens is hereby amended by adding the following new clause (k) to the end thereof:

(k) Liens in the deposit account(s) of Borrowers maintained at Silicon Valley Bank (and any cash, moneys or funds on deposit therein from time to time) securing any Debt owing to Silicon Valley Bank described in and permitted under clauses (e) and (f) of the definition of Permitted Indebtedness.
(d) Exit Fee. Section 2.2(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(f) Exit Fee. Upon repayment of the Term Loan in full for any reason and at any time (whether by voluntary prepayment by Borrowers, by reason of the occurrence of an Event of Default, upon the maturity of the Term Loan, or otherwise), Borrowers shall pay to Administrative Agent for the benefit of all Lenders committed to make Term Loan advances, as compensation for the costs of making funds available to Borrowers under this Agreement, an exit fee (the “Exit Fee”) calculated in accordance with this subsection. The total Exit Fee due under this Agreement shall be equal to the greater of (x) an amount equal to (1) the total aggregate original principal amount of all advances under the Term Loan requested by Borrowers and funded by Lenders under Section 2.1(a) above multiplied by (2) five percent (5.00%) or (y) $900,000. All fees payable pursuant to this paragraph shall be deemed fully earned and non-refundable as of the Closing Date. Notwithstanding anything to the contrary provided for in the foregoing or otherwise in this Agreement, in the event that Borrowers shall fail to request an advance under the Term Loan in the amount of $8,000,000 representing the First Tranche (as defined in the Second Amendment) on or before 2:00 PM (Chicago time) on December 27, 2007, then for purposes of calculating the total Exit Fee due under this Agreement pursuant to this Section 2.2(f), Borrowers shall be deemed to have requested such an advance under the Term Loan in such amount be made on December 31, 2007 and then to have immediately repaid such advance on such December 31, 2007.
(e) Prepayment Fee. Section 2.2(g) of the Credit Agreement is hereby amended by adding the following new sentence to the end thereof:
Notwithstanding anything to the contrary provided for in the foregoing or otherwise in this Agreement, in the event that Borrowers shall fail to request an advance under the Term Loan in the amount of $8,000,000 representing the First Tranche (as defined in the Second Amendment) on or before 2:00 PM (Chicago time) on December 27, 2007, then for purposes of this Section 2.2(g), Borrowers shall be deemed to have requested and received such an advance under the Term Loan in such amount on December 31, 2007 and then to have immediately repaid such advance on such December 31, 2007, and in such case, a Prepayment Fee in the amount of $240,000 shall become automatically due and payable, and be fully earned and non-refundable, on and as of December 31, 2007.
(f) Financial Statement Delivery Requirements. Section 4.1 of the Credit Agreement is herby amended by adding the following new sentence to the end thereof:
Borrowers’ obligations to deliver to Administrative Agent the quarterly financial statements and related documents as provided for in clause (1) above and the annual financial statements and related documents as provided for in clause (2) above will be deemed to have been satisfied if within the time period otherwise required pursuant to such clause (1) or (2) (as applicable), Borrowers have filed Borrowers’ quarterly 10-Q report or annual 10-K report (as applicable) with the SEC containing the financial statements and/or other information required pursuant to such clause (1) or (2) (as applicable) and such report is publicly available through the SEC’s “EDGAR” site maintained atwww.sec.gov (or, if applicable, another other public website maintained by the SEC) and/or through the Borrowers’ public website maintained atwww.orexigen.com (or, if applicable, any additional and/or replacement or successor public website maintained by Borrowers of which Borrowers have given written notice to Administrative Agent). Borrowers’ obligations to deliver to Administrative Agent the copies of all reports and other filings made by Borrowers with any stock exchange on which any securities of any Borrower are traded and/or the SEC as provided for in clause (4) above (but not Borrower’s obligations under such clause (4) with respect to any statements, reports or notices made available to Borrowers’ security holders that are not disclosed in or part of such a report or other filing with such a stock exchange or the SEC) will be deemed to have been satisfied if Borrowers give notice to Administrative Agent via any method reasonably acceptable to Administrative Agent (including by email sent to Administrative Agent at “colleen_sullivan@ml.com” or at such other email address as Administrative Agent may designate to Borrowers in writing or by email in accordance with the notice provisions of this Agreement) within five (5) days of the filing of the relevant report or filing with the applicable stock exchange or the SEC in a manner acceptable to and agreed by Administrative Agent (including by email or telephone if so agreed by Administrative Agent) that (i) Borrowers have filed such report or other filing with the applicable stock exchange and/or the SEC and (ii) such report or other filing is publicly available through a website maintained by the applicable stock exchange and/or the SEC (such as the SEC’s “EDGAR” site maintained at www.sec.gov) and/or through the Borrowers’ public website maintained at www.orexigen.com (or, if applicable, any additional and/or replacement or successor public website maintained by Borrowers of which Borrowers have given written notice to Administrative Agent); provided that, notwithstanding anything to the contrary contained in the foregoing, no Default or Event of Default shall be deemed to occur due to a failure of Borrowers to give notice to Administrative Agent of the filing of any such report or other filing within such five (5) day period if Administrative Agent shall have otherwise obtained actual knowledge of the event, occurrence or other circumstances described in such report or other filing within such time period (whether such knowledge was obtained from Borrowers or otherwise).
(g) Amortization Schedules (Schedule 2.1). Schedule 2.1 attached to the Credit Agreement shall be amended and restated in its entirety and replaced with the new Schedule 2.1 attached as Exhibit A to this Amendment.

          (h) Commitment Annex (Annex A). Annex A attached to the Credit Agreement shall be amended and restated in its entirety and replaced with the new Annex A attached as Exhibit B to this Amendment.
     2. EFFECTIVENESS CONDITIONS. This Amendment is conditioned upon the satisfaction of each of the conditions (“Effectiveness Conditions”) set forth below (as determined by Administrative Agent in its reasonable discretion):
          (a) Execution and delivery of this Amendment by the parties hereto;
          (b) Execution and delivery of an Amended and Restated Term Note by Borrower in the original principal amount of $25,000,000 (the “Note”);
          (c) Delivery by Borrower of certified copies of resolutions of Borrower’s board of directors authorizing the execution of this Amendment and the Note and performance by Borrower of its obligations hereunder;
          (d) Payment by Borrower to Administrative Agent, for the ratable benefit of Lenders, of a nonrefundable amendment fee in an amount equal to $40,000 in immediately available funds, which amendment fee shall be fully earned by Lenders upon the effectiveness of this Amendment; and
          (e) Payment by Borrower to Administrative Agent of any and all costs, fees and expenses of Lenders and Administrative Agent, including reasonable attorneys’ fees, in connection with this Amendment and the transactions contemplated hereby.
     3. REPRESENTATIONS AND WARRANTIES. Borrower represents, warrants and acknowledges to Administrative Agent and Lenders as follows:
          (a) The execution, delivery and performance by Borrower of this Amendment and the Note are within its corporate powers and have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any Governmental Authority and do not violate, conflict with, cause a breach or a default under or result in the imposition of any Lien on any of the property of Borrower pursuant to (a) any Law applicable to Borrower or any of its Organizational Documents, or (b) any agreement or instrument binding upon Borrower or by which Borrower’s property is bound , except for such violations, conflicts, breaches or defaults as could not, with respect to this clause (b), reasonably be expected to have a Material Adverse Effect. This Amendment has been duly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles; and
          (b) No Default or Event of Default exists or has occurred and is continuing as of the date of this Amendment.
     4. REAFFIRMATION OF EXISTING LOAN DOCUMENTS AND EXISTING LIENS. Borrower hereby confirms and ratifies in all respects the Existing Loan Documents and the Obligations outstanding thereunder, and acknowledges that the Existing Loan Documents shall continue in full force and effect as therein written except as amended or modified hereby and that no claims, counterclaims, offsets or defenses arising out of or with respect to the Existing Loan Documents or the outstanding Obligations exist. All references to the Credit Agreement in any Financing Document shall mean the Credit Agreement as modified by this Amendment. Borrower hereby confirms and restates its existing grant to Administrative Agent for the benefit of Administrative Agent and Lenders of all Liens in the Collateral as provided for in the Credit Agreement, the other Security Documents and the other Existing Loan Documents. Borrower hereby confirms that all Liens at any time granted by it to

Administrative Agent for the benefit of Administrative Agent and Lenders continue and shall continue in full force and effect and do and shall continue to secure the Obligations, including any additional advances made pursuant to this Amendment, so long as any such Obligations remain outstanding and that all Collateral subject thereto remain free and clear of any Liens other than (i) those in favor of Administrative Agent for the benefit of Administrative Agent and Lenders, and (ii) Liens expressly permitted in the Existing Loan Documents and exhibits thereto. Nothing herein contained is intended to in any manner impair or limit the validity, priority and extent of Administrative Agent’s existing Liens upon the Collateral.
     5. CONFIRMATION OF INDEBTEDNESS. Borrower confirms and acknowledges that as of the date hereof, Borrower is indebted to Lenders and Administrative Agent under the Credit Agreement and the other Existing Loan Documents in the aggregate principal amount of $8,055,555.54 with respect to the Term Loan, plus all accrued and unpaid interest thereon at the applicable rate(s) provided for under the Credit Agreement, plus any and all accrued and unpaid fees at the applicable rate(s) provided for under the Credit Agreement and the other Financing Documents (if any), plus any and all unpaid costs and expenses (including attorneys’ fees) incurred to date in connection with the Credit Agreement and the other Financing Documents and payable by Borrower as and to the extent provided for in the Credit Agreement and the other Financing Documents, which amounts are absolutely and unconditionally and jointly and severally owing by Borrowers without defense, setoff, claim, counterclaim or deduction of any nature and Borrower hereby confirms that no such defense, setoff, claim, counterclaim or deduction of any nature exists with respect to any of its respective Obligations under the Credit Agreement and the other Existing Loan Documents.
     6. RELEASE. Borrower, by signing below, acknowledges and agrees that it has no actual or potential claim or counterclaim or cause of action against Administrative Agent or any Lender relating to the Credit Agreement or any other Existing Loan Documents and/or the Obligations of Borrower arising thereunder or related thereto arising on or before the date hereof. As further consideration for the amendments and accommodations granted by Administrative Agent and Lenders under and set forth in this Amendment, Borrower hereby waives and releases and forever discharges Administrative Agent and each Lender, and the respective officers, directors, attorneys, agents, professionals and employees of Administrative Agent and each Lender (all collectively the “Releasees”) from any liability, damage, claim, loss or expense of any kind that Borrower had, may now have or may hereafter have against any one or more of the Releasee(s) arising out of or relating to this Amendment, the Credit Agreement or any other Existing Loan Document and/or the transactions described therein or contemplated thereby and/or the Obligations of Borrower arising thereunder or therefrom or relating thereto and/or any actual or alleged actions, conduct, inaction or omission on the part of any Releasee(s) in connection with the foregoing, to the extent arising or occurring on or before the date hereof. Borrower hereby further agrees and covenants not to sue any of the Releasees for any matter released or discharged by the foregoing, and not to bring any such cause of action against any Releasee at any time in the future.
     7. MISCELLANEOUS
          (a) Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts (including by facsimile or email transmission of executed signature pages hereto), each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment.
          (b) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.
          (c) No Third Party Beneficiaries; Indemnity. No rights are intended to be created under this Amendment for the benefit of any third-party not party hereto, including without limitation any donee, creditor, incidental beneficiary or equity holder or other affiliate of any Borrower. Each Borrower now or hereafter party to the Credit Agreement (as modified by this Amendment) hereby agrees to indemnify Administrative Agent and each Lender from and against all losses, costs, expenses, demands and damages whatsoever which Administrative Agent or such Lender (as applicable) may suffer or incur in respect of any claims which have or may be brought by any third party relating to this Amendment, the Existing Loan Documents or the transactions contemplated hereby or thereby. This indemnity shall continue in full force and effect after the termination of this Amendment, the Credit Agreement and the other Existing Loan Documents and notwithstanding the completion of the other matters referred to in this Amendment. This indemnification is in addition to and shall not limit any other indemnification agreement between Borrowers and Administrative Agent and Lenders, and shall be included within the Obligations.
          (d) Integrated Agreement. This Amendment shall be deemed incorporated into and made a part of the Existing Loan Documents. The Existing Loan Documents and this Amendment shall be construed as integrated and complementary of each other, and as augmenting and not restricting Administrative Agent’s and/or Lenders’ rights, remedies and security. If, after applying the foregoing, an inconsistency still exists, the provisions of this Amendment shall control.
          (e) Non-Amendment. No omission or delay by Administrative Agent and/or any Lender in exercising any right or power under this Amendment, or the Existing Loan Documents or any related agreement will impair such right or power or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and no further amendment or waiver will be valid unless in writing and then only to the extent specified. Administrative Agent’s and Lenders’ rights and remedies are cumulative and concurrent and may be pursued singly, successively or together.
          (f) Headings. The headings of any paragraph of this Amendment are included for convenience of reference only and shall not be given any substantive effect.
          (g) Survival. All warranties, representations and covenants made by Borrowers herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by them or on their behalf under this Amendment, shall be considered to have been relied upon by Administrative Agent and Lenders. All statements in any such certificate or other instrument shall constitute warranties and representations by the respective Borrowers hereunder. All warranties, representations, indemnities and covenants made by Borrowers hereunder or under any other agreement or instrument shall be deemed continuing until the Obligations are indefeasibly paid and satisfied in full.
          (h) Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action, as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment.
          (i) Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, provided that, no Borrower may assign, delegate or otherwise transfer any of its rights or other obligations hereunder without the prior written consent of Administrative Agent and each Lender.
          (j) Time of the Essence. Time is of the essence with respect to the performance by Borrowers of all of their obligations, undertakings, liabilities and duties under this Amendment.
          (k) Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          (l) Governing Law. THIS AMENDMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH BORROWER NOW OR HEREAFTER PARTY TO THE CREDIT AGREEMENT (AS MODIFIED BY THIS AMENDMENT) HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN CHICAGO, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO ADMINISTRATIVE AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH BORROWER NOW OR HEREAFTER PARTY TO THE CREDIT AGREEMENT (AS MODIFIED BY THIS AMENDMENT) EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH BORROWER NOW OR HEREAFTER PARTY TO THE CREDIT AGREEMENT (AS MODIFIED BY THIS AMENDMENT) HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.
          (m) Jury Trial. EACH BORROWER NOW OR HEREAFTER PARTY TO THE CREDIT AGREEMENT (AS MODIFIED BY THIS AMENDMENT), ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE EXISTING LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH BORROWER NOW OR HEREAFTER PARTY TO THE CREDIT AGREEMENT (AS MODIFIED BY THIS AMENDMENT), ADMINISTRATIVE AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AMENDMENT AND THE OTHER EXISTING LOAN, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH BORROWER NOW OR HEREAFTER PARTY TO THE CREDIT AGREEMENT (AS MODIFIED BY THIS AMENDMENT), ADMINISTRATIVE AGENT AND EACH LENDER WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.
[Signatures on Following Page]
[Remainder of Page Left Intentionally Blank]

          IN WITNESS WHEREOF, the undersigned parties have executed this Amendment the day and year first above written.

BORROWER: OREXIGEN THERAPEUTICS, INC.
By:	/s/ Graham Cooper
Name:	Graham Cooper
Title:	Chief Financial Officer

AGENT: MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent

By:	/s/ Maurice Amsellem
Name:	Maurice Amsellem
Title:	Vice President

LENDER: MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as sole Lender

By:	/s/ Maurice Amsellem
Name:	Maurice Amsellem
Title:	Vice President
[Signature Page 1 of 1 to Second Amendment to Merrill Lynch/Orexigen Credit and Security Agreement]

EXHIBIT A TO SECOND AMENDMENT TO MERRILL LYNCH/OREXIGEN CREDIT AGREEMENT
New Schedule 2.1 to Credit Agreement
See Attached

          Schedule 2.1 — Amortization Schedule
     Borrowers shall pay to Administrative Agent an “Amortization Payment” in respect of the principal amount owing under each advance under the Term Loan as follows. As used in this Schedule 2.1 and otherwise in this Agreement, “Amortization Payment” shall mean:
               (i) with respect to the initial advance of the Term Loan in the amount of $10,000,000 made by Lenders to Borrower on March 28, 2007, a monthly principal payment on the first day of each calendar month beginning on December 1, 2007 and continuing through and including April 1, 2010 equal to the following amounts for each respective monthly payment date, which such payment schedule represents the principal component of a mortgage-style amortization schedule assuming a fixed interest rate equal to the 9.32% and 29 equal monthly payments:

		Amortization
		Principal
		Payment
	Payment Date	Amount
1	12/1/2007	$248,741.47
2	1/1/2008	$250,673.36
3	2/1/2008	$252,620.26
4	3/1/2008	$254,582.28
5	4/1/2008	$256,559.53
6	5/1/2008	$258,552.15
7	6/1/2008	$260,560.23
8	7/1/2008	$262,583.92
9	8/1/2008	$264,623.32
10	9/1/2008	$266,678.56
11	10/1/2008	$268,749.77
12	11/1/2008	$270,837.06
13	12/1/2008	$272,940.56
14	1/1/2009	$275,060.40
15	2/1/2009	$277,196.70
16	3/1/2009	$279,349.59
17	4/1/2009	$281,519.21
18	5/1/2009	$283,705.67
19	6/1/2009	$285,909.12
20	7/1/2009	$288,129.68
21	8/1/2009	$290,367.49
22	9/1/2009	$292,622.68
23	10/1/2009	$294,895.38
24	11/1/2009	$297,185.73
25	12/1/2009	$299,493.88
26	1/1/2010	$301,819.94
27	2/1/2010	$304,164.08
28	3/1/2010	$306,526.42
29	4/1/2010	$308,907.11
               (ii) with respect to any advance requested by and made to Borrowers in respect of the First Tranche (as defined in the Second Amendment), a monthly principal payment on the first day of each calendar month beginning on May 1, 2008 and continuing through and including April 1, 2011 equal to the corresponding principal component of a mortgage-style amortization schedule (beginning on the same May 1, 2008) assuming a fixed interest rate equal to the Base Rate plus Base Rate Margin applicable to such advance as of the disbursement date for such advance and 36 equal monthly payments, as calculated by Administrative Agent as of the disbursement date;
               (iii) with respect to any advance requested by and made to Borrowers in respect of the Second Tranche (as defined in the Second Amendment), a monthly principal payment on the first day of each calendar month beginning on August 1, 2008 and continuing through and including July 1, 2011 equal to the corresponding principal component of a mortgage-style amortization schedule assuming a fixed interest rate equal to the Base Rate plus Base Rate Margin applicable to such advance as of the disbursement date for such advance and 36 equal monthly payments, as calculated by Administrative Agent as of the disbursement date; provided that, if the Second Tranche is not requested by Borrowers until on or after July 1, 2008, “Amortization Payment” with respect to the Second Tranche shall mean a monthly principal payment on the first day of each calendar month beginning on the first day of the second full calendar month beginning after the disbursement date for such advance (the “Second Tranche Repayment Start Date”) (for example, the Second Tranche Repayment Start Date for an advance made on August 15, 2008 would be October 1, 2008) and continuing through and including July 1, 2011 equal to the corresponding principal component of a mortgage-style amortization schedule (beginning on such Second Tranche Repayment Start Date) assuming a fixed interest rate equal to the Base Rate plus Base Rate Margin applicable to such advance as of the disbursement date for such advance and a number of equal monthly payments corresponding to the number of full calendar months from the month beginning with the Repayment Start Date through the month beginning July 1, 2011 (for example, the number of months in the amortization schedule for an advance made on August 15, 2008 would be thirty-four (34)).

EXHIBIT B TO SECOND AMENDMENT TO MERRILL LYNCH/OREXIGEN CREDIT AGREEMENT
New Annex A to Credit Agreement
See Attached

            Annex A to Credit Agreement (Commitment Annex)

	Term Loan	Term Loan
	Commitment	Commitment
Lender	Amount	Percentage
Merrill Lynch Capital	$25,000,000	100%

TOTALS	$25,000,000	100%